Exhibit 10.15

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT ("Option") is entered into effective the 1st day of November 2002, by and between Walter Grieves, a natural person ("Optionee") and NewBridge Capital, Inc., a Nevada corporation (the "Company").

      WHEREAS, the Company and Optionee are parties to an Agreement for Stockholder Relations and Media Services dated July 1, 2002, (the "Fee Agreement") and, contemporaneously with the execution of this Option, in consideration for and as an inducement for Optionee entering into an Amendment to the Fee Agreement reducing the initial term of the Fee Agreement, the Company has agreed to issue to Optionee options to purchase additional shares of its $.001 par value common stock (the "Common Stock").

      NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, Optionee and the Company agree as follows:

1.    The Option

      In consideration for Optionee entering into the Amendment, the Company hereby grants to Optionee the option to acquire One Million (1,000,000) shares of its Common Stock (the "Option Shares"), at a purchase price (each, an "Option Price") as follows:

      Two Hundred Fifty Thousand (250,000) shares exercisable at $.60 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.70 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.80 per share, Two Hundred Fifty Thousand (250,000) shares exercisable at $.90 per share.

2.    Term and Exercise of Option

      A) Term of Option. Subject to the terms of this Option, Optionee shall have the right to exercise the Option in whole or in part, until the fifth (5th) anniversary of Optionee's execution hereof.

      B) Exercise of the Option. The Option may be exercised either in full or in part and from time to time by Optionee upon written notice to the Company setting out the number of Option Shares to be purchased accompanied by (a) payment of the applicable portion of the Option Price, or (b) Optionee tendering to the Company marketable securities, including but not limited to securities issued by the Company, or Promissory notes secured by securities issued by an entity other than the Company ("Securities") equal in value, as determined by the average closing bid price for such Securities for the ten (10) previous trading days, or the face amount of such tendered Securities, with a value equal to the applicable portion of the Option Price of the Option Shares.

      C) Issuance of Option Shares. Upon receipt of notice of exercise and payment of the Option Price, the Company shall immediately cause the delivery of the Option Shares so purchased to Optionee, or in such name or names as Optionee may designate. In the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to adjustment as set forth in paragraph 3 hereof.

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3.    Adjustment of Option Shares

      The number of Option Shares purchasable pursuant to this Option shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      A) Adjustment for Recapitalization. In the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that Optionee shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the current issued and outstanding shares of Company's Common Stock as of the date hereof, which it would have been entitled to receive had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto; provided however that, notwithstanding anything in this Option to the contrary, neither the number of Option Shares nor the Option Price shall be affected or altered in any way by reason of a reverse split of the Company's Common Stock unless such adjustment is mutually agreed in writing between Optionee and the Company prior to any adjustment.

      B) Preservation of Purchase Rights Under Consolidation. Subject to paragraph 3.A. above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant Optionee the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

      C) Notice of Adjustment. Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to Optionee notice of such adjustment or adjustments, and shall deliver to Optionee setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

4.    Assignment

      The rights represented by this Option may only be assigned or transferred by Optionee to an affiliate or retirement plan, or to a trust if effected as the result of estate planning. For the purpose of this Option, the term "affiliate" shall be defined as a family member or an enterprise that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of Optionee; otherwise, this Option and the rights hereunder shall not be assigned.

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5.    Counterparts

      This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

6.    Further Documentation

      Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to affect the transaction, or otherwise to carry out the intent and purposes of this Option.

7.    Notices

      All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

             To Optionee:      Walter Grieves
                               4240 Park Newport, #310
                               Newport Beach, CA 92660
                               Telephone: (949) 351-1152
                               Facsimile: (949) 717-0613

             To the Company:   NewBridge Capital, Inc.
                               24 Corporate Plaza, Suite 100
                               Newport Beach, California 92660
                               Telephone: (949) 717-0626
                               Facsimile: (949) 717-0613

8.    Governing Law

      This Option was negotiated, and shall be governed by the laws of California, County of Orange notwithstanding any conflict-of-law provision to the contrary.

9.    Entire Option

      This Option sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.


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10.   Severability

      If a court of competent jurisdiction determines that any clause or provision of this Option is invalid, illegal or unenforceable, the other clauses and provisions of the Option shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited, so that they shall remain in effect to the extent permissible by law.

11.   Headings

      The section and subsection headings in this Option are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Option.



      IN WITNESS WHEREOF, the parties have executed this Option the day and year first written above.

                                  "Optionee"

                                  /s/ Walter Grieves
                                  ------------------------------------------
                                      Walter Grieves


                                  The "Company"

                                  NewBridge Capital, Inc.
                                  a Nevada corporation


                                  By: /s/ Fred G. Luke
                                  -----------------------------------------
                                  Name:   Fred G. Luke
                                  Title:  President


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